================================================================================

     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 30, 2002

                                                      REGISTRATION NO. 333-_____





                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   -----------

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                   -----------

                            BEVERLY ENTERPRISES, INC.
             (Exact name of registrant as specified in its charter)

                 DELAWARE                                       62-1691861
     (State or other jurisdiction of                         (I.R.S. Employer
      incorporation or organization)                      Identification Number)


         ONE THOUSAND BEVERLY WAY                                  72919
           FORT SMITH, ARKANSAS                                 (Zip Code)
 (Address of Principal Executive Offices)


                            BEVERLY ENTERPRISES, INC.
                NON-EMPLOYEE DIRECTOR DEFERRED COMPENSATION PLAN
                            (Full title of the plan)

                                JOHN W. MACKENZIE
                    VICE PRESIDENT AND DEPUTY GENERAL COUNSEL
                            BEVERLY ENTERPRISES, INC.
                            ONE THOUSAND BEVERLY WAY
                           FORT SMITH, ARKANSAS 72919
                     (Name and address of agent for service)

                                  479-201-2000
          (Telephone number, including area code, of agent for service)

                                   ----------

                                                 CALCULATION OF REGISTRATION FEE
===================================================================================================================================
                                                                                    Proposed            Proposed
                                                                                     maximum            maximum          Amount of
                                                         Amount to be            offering price        aggregate       registration
     Title of securities to be registered                 registered              per share (1)      offering price       fee(3)
-----------------------------------------------  -----------------------------  ------------------  -----------------  ------------
Beverly Enterprises, Inc. Non-Employee                    $2,000,000                  100%          $2,000,000             $184
Director Deferred Compensation Plan (2)

Common Stock, Par Value $.10 Per Share                       (4)                       --                   --             (None)
===================================================================================================================================


NOTE: In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans(s) described herein.

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o).

(2) The Beverly Enterprises, Inc. Non-Employee Director Deferred Compensation Plan Obligations are unsecured obligations of Beverly Enterprises, Inc. to pay deferred compensation in the future in accordance with the terms of the Beverly Enterprises, Inc. Non-Employee Director Deferred Compensation Plan.

(3) The Beverly Enterprises, Inc. Non-Employee Director Deferred Compensation Plan Obligations have previously been registered in a Registration Statement on Form S-8 filed with the Securities and Exchange Commission (Registration No. 333-41671). This registration statement is being filed to register an additional $2,000,000 of Obligations and Beverly Enterprises, Inc. Common Stock, par value $.10 per share, issuable in satisfaction of the Obligations in accordance with the terms of the Plan. Accordingly, pursuant to Rule 457(a), the registration fee is computed on the basis of the offing price of $2,000,000 of additional securities.

(4) Pursuant to Rule 457(i), such indeterminate number of shares of Common Stock as may be issuable upon payment of the Beverly Enterprise, Inc. Non-Employee Director Deferred Compensation Plan Obligations, including such additional shares as may be issuable as a result of stock splits, stock dividends or similar transactions.

================================================================================

                             INTRODUCTORY STATEMENT

     This Registration Statement on Form S-8 is filed by Beverly Enterprises, Inc., a Delaware corporation (the "Registrant"), relating to $2,000,000 of unsecured obligations of the Registrant to pay deferred compensation in the future (the "Obligations") and Beverly Enterprises, Inc. Common Stock, par value $.10 per share, issuable in satisfaction of the Obligations in accordance with the terms of the Beverly Enterprises, Inc. Non-Employee Director Deferred Compensation Plan (the "Plan"). The Plan has previously been registered in a Registration Statement on Form S-8 filed with the Securities and Exchange Commission (Registration No. 333-41671).

     This registration statement is being filed to register an additional $2,000,000 of Obligations and Beverly Enterprises, Inc. Common Stock, par value $.10 per share, issuable in satisfaction of the Obligations accordance with the terms of the Plan.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     In accordance with the provisions of General Instruction E of Form S-8, the Registrant hereby incorporates by reference the contents of the Registrant's currently effective Registration Statement on Form S-8 (Registration No. 333-41671).

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents filed by the Registrant are incorporated by reference, as of their respective dates, in this Registration Statement:

          o Annual Report on Form 10-K for the period ended December 31, 2001, filed with the Securities and Exchange Commission (the "Commission') on March 29, 2002.

          o The description of the Shares set forth in the Company's Registration Statement on Form 8-A, filed with the Commission on October 15, 1997, under which the Company registered the Shares under Section 12(g) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act").

     In addition, all documents subsequently filed by the Registrant pursuant to
Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

     John W. MacKenzie, who has delivered to the Registrant a legal opinion regarding the validity of the Obligations and Beverly Enterprises, Inc. Common Stock, par value $.10 per share, registered pursuant to this Registration Statement, is the Registrant's Vice President and Deputy General Counsel, and it is currently anticipated that Mr. MacKenzie will not be eligible to participate in the Plan.

ITEM 8. EXHIBITS

      EXHIBIT
      NUMBER                             EXHIBIT
      ------                             -------
          4.1  -    Beverly Enterprises, Inc. Non-Employee Director Deferred
                    Compensation Plan (1)
          5.1  -    Opinion of John W. MacKenzie, Esq.
         23.1  -    Consent of John W. MacKenzie, Esq. (Contained in Exhibit 5)
         23.2  -    Consent of Ernst & Young LLP

----------
(1) Incorporated by reference from Exhibit 4.1 to the Registrant's Registration Statement (No. 333-41671) on Form S-8, filed with the Commission on December 8, 1997.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Smith, State of Arkansas, on the 30th day of April, 2002.


                                       BEVERLY ENTERPRISES, INC.



                                       By:      /s/ WILLIAM R. FLOYD
                                          --------------------------------------


                                       Its: Chairman of the Board, President,
                                            Chief Executive Officer and Director

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Douglass J. Babb and John W. Mackenzie, and each of them severally as his or her true and lawful attorney-in-fact and agent, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each such attorney-in-fact and agent, each acting alone, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                      SIGNATURE                                    TITLE                                           DATE
                      ---------                                    -----                                           ----
                 /s/ WILLIAM R. FLOYD                      Chairman of the Board                            April 30, 2002
         ------------------------------------            President, Chief Executive
                   William R. Floyd                         Officer and Director

               /s/ JEFFREY P. FREIMARK                  Executive Vice President and                        April 30, 2002
         ------------------------------------             Chief Financial Officer
                 Jeffrey P. Freimark


                /s/ PAMELA H. DANIELS              Senior Vice President, Controller and                    April 30, 2002
         ------------------------------------             Chief Accounting Officer
                  Pamela H. Daniels


              /s/ JOHNSTON C. ADAMS, JR.
         ------------------------------------                     Director                                  April 30, 2002
                Johnston C. Adams, Jr.


              /s/ BERYL F. ANTHONY, JR.
         ------------------------------------                     Director                                  April 30, 2002
                Beryl F. Anthony, Jr.


               /s/ JOHN D. FOWLER, JR.
         ------------------------------------                     Director                                  April 30, 2002
                 John D. Fowler, Jr.


                 /s/ JAMES R. GREENE
         ------------------------------------                     Director                                  April 30, 2002
                   James R. Greene


         ------------------------------------                     Director                                April ____, 2002
                   Edith E. Holiday


         ------------------------------------                     Director                                April ____, 2002
                  John P. Howe, III


                 /s/ JAMES W. MCLANE
         ------------------------------------                     Director                                  April 25, 2002
                   James W. McLane


         ------------------------------------                     Director                                April ____, 2002
                   Donald L. Seeley


                /s/ MARILYN R. SEYMANN
         ------------------------------------                     Director                                  April 24, 2002
                  Marilyn R. Seymann

                                  EXHIBIT INDEX


      EXHIBIT
      NUMBER                             EXHIBIT
      ------                             -------
          4.1  -    Beverly Enterprises, Inc. Non-Employee Director Deferred
                    Compensation Plan (1)
          5.1  -    Opinion of John W. MacKenzie, Esq.
         23.1  -    Consent of John W. MacKenzie, Esq. (Contained in Exhibit 5)
         23.2  -    Consent of Ernst & Young LLP

----------
(1) Incorporated by reference from Exhibit 4.1 to the Registrant's Registration Statement (No. 333-41671) on Form S-8, filed with the Commission on December 8, 1997.